Exhibits 8.1 and 23.1

McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, New York 10004

July 10, 2007

Nationstar Funding LLC
2828 N. Harwood Street
Dallas, Texas 75201

Re:

Nationstar Funding LLC,

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special tax counsel for Nationstar Funding LLC, a Delaware limited liability company (the “Company”), in connection with the issuance by Home Equity Loan Trust 2007-FRE1 (the “Trust”) of Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates, Class 2-AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7A Certificates, Class M-7B Certificates, Class M-8 Certificates, Class M-9A Certificates and Class M-9B Certificates (collectively, the “Offered Certificates”), pursuant to a prospectus dated June 26, 2007, as supplemented by a prospectus supplement dated June 28, 2007 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  The Trust will also issue the Class X-IO Certificates, Class P Certificates and the Class R Certificates.  A registration statement of the Company on Form S-3 relating to the Offered Certificates (Commission File No. 333-130642) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and was declared effective on April 28, 2006.  As set forth in the Prospectus, the Offered Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement dated as of June 1, 2007 (the “Pooling Agreement”), among the Company, as depositor, Nationstar Mortgage LLC, as seller and as servicer (in its capacity as  seller, the “Seller” and in its capacity as servicer, the “Servicer”), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as master servicer, the “Master Servicer” and in its capacity as securities administrator, the “Securities Administrator”) and The Bank of New York, as trustee (the “Trustee”).

We have examined a form of the Pooling Agreement, forms of the Offered Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

Under existing law, each REMIC to be created pursuant to the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), assuming (a) compliance with the Pooling Agreement and (b) compliance with changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder.  The Offered Certificates, the Class P Certificates and the Class X-IO Certificates represent ownership of regular interests in a REMIC.  The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling Agreement.  In addition, the rights of the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7A, Class M-7B, Class M-8, Class M-9A and Class M-9B Certificates to receive payments in respect of Net WAC Cap Carryovers (as defined in the Pooling Agreement) represent contractual rights coupled with the REMIC regular interest represented by such Class within the meaning of Treasury Regulation Section 1.860G-2(i).

(ii)

The statements contained under the caption “Federal Income Tax Consequences” in the Base Prospectus and “Certain Federal Income Tax Considerations” in the Prospectus Supplement, insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal tax laws of the United States of America.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Federal Income Tax Consequences” in the Base Prospectus and “Certain Federal Income Tax Considerations” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP